UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540 Lakewood, Colorado	80228

(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 26, 2007, VCG Holding Corp., a Colorado corporation (the “Company”), received a warning letter from the American Stock Exchange (“Amex” or the “Exchange”) indicating that the Company is not in compliance with certain Amex continued listing standards. In particular, Section 301 of the Amex Company Guide (the “Company Guide”), among other things, prohibits the issuance of additional shares of a listed class of securities until the issuer has applied for and received approval to list such shares on the Exchange. The Company’s common stock is listed on the Exchange under the trading symbol “PTT”.

On March 7, 2007 (prior to receiving the Amex warning letter), the Company voluntarily filed an application with the Exchange for an additional listing of 6,862,273 shares of the Company’s common stock (the “Shares”). In connection with this application, the Company notified Amex that the Company discovered its inadvertent failure to file listing applications for the issuances of the Shares between November 2004 and February 2007.

On March 29, 2007, pursuant to Sections 402 and 1009(j) of the Company Guide, the Company issued a press release reporting its receipt of the warning letter. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is working with Amex to ensure that the Shares are properly listed with the Exchange.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: March 29, 2007	By:	/s/ Donald W. Prosser
Donald W. Prosser
Chief Financial Officer